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EXHIBIT 10.7

                SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS
                -------------------------------------------------

       This Settlement Agreement and Mutual Release of Claims ("Agreement") is entered into by and between SSP SOLUTIONS, INC., a Delaware corporation, MARVIN WINKLER, KRIS SHAH, RICHARD M. DEPEW and THOMAS SCHIFF, individuals, on the one hand (referred to collectively herein as "SSP"), and CONTROL BREAK INTERNATIONAL, INC., a Florida corporation ("CONTROL BREAK"), on the other hand. SSP and CONTROL BREAK shall be referred to herein collectively as the "Parties."

                                    RECITALS
                                    --------

       A. On or about July 25, 2003, CONTROL BREAK filed an action entitled Control Break International Inc. v. SSP Solutions, Inc., et al. in the Circuit Court of the Twentieth Judicial Circuit in and for Collier County, Florida, case no. 03-3048 CA, alleging enforcement of certain promissory notes (the "Action").

       B. CONTROL BREAK's Complaint in the Action alleges that SSP entered into two promissory notes with CONTROL BREAK on April 18, 2002, identified as Promissory Note 1 and Promissory Note 2 and attached as Exhibits A and B to the Complaint (the "Promissory Notes"). This Complaint alleges that SSP defaulted on the Promissory Notes, and that CONTROL BREAK suffered damages as result.

       C. By entering into this Agreement, the Parties wish to avoid further litigation and settle all existing disputes between them arising out of or related to the Action and all other disputes between them on the terms and conditions specified herein.

       NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

       1. PAYMENT OF SETTLEMENT AMOUNT.

       The Parties agree that SSP shall make payment to CONTROL BREAK the sum of Four Hundred Thousand Dollars ($400,000.00) (the "Settlement Amount") on or before September 17, 2003.

       2. CONDITION PRECEDENT.

       Payment of the Settlement Amount listed in Paragraph 1 by September 17, 2003, shall be a condition precedent to the enforceability of this Agreement. Should SSP fail to pay the Settlement Amount to CONTROL BREAK by this date, this Agreement shall be void and unenforceable.

       3. DISMISSAL OF THE PRIOR ACTION AND THE PENDING ACTION.

       Within ten (10) days of receipt of Settlement Amount listed in Paragraph 1, counsel for CONTROL BREAK shall file and serve a Request for Dismissal of the Action with the court dismissing the Action in its entirety with prejudice.



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         4. RELEASE.

                   (a) RELEASE BY SSP. Except for the obligations imposed upon SSP pursuant to the terms of this Agreement, and for the rights reserved by SSP by this Agreement, SSP, for itself and for its predecessors, successors, assigns, affiliates, representatives, agents, principals, employees, parent corporations or entities, subsidiary corporations or entities, attorneys, accountants, shareholders, directors, officers (including but not limited to Marvin Winkler, Kris Shah, Richard M. Depew, and Thomas Schiff), and each of them (collectively, the "SSP Parties"), do hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge CONTROL BREAK, and its predecessors, successors, assigns, affiliates, representatives, agents, principals, employees, parent corporations or entities, subsidiary corporations or entities, attorneys, accountants, shareholders, directors and officers and each of them (collectively, the "CONTROL BREAK Parties"), of and from such manner of actions, causes of action, suits, debts, deficiencies, liabilities, demands, claims, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings, security interests and liens of every kind or nature whatsoever, whether known or unknown, suspected or unsuspected, which relate to, or arise out of any matter, fact or transaction which arose prior to the date of this Agreement, including, without limitation, any claims arising out of or related to the Action. Notwithstanding the above, this release does not extend to any claim for indemnity, contribution, breach of warranty, or otherwise the SSP Parties might assert against the CONTROL BREAK Parties based on any claim by the Federal Aviation Administration or its agents, representatives, or assignees (collectively, the "FAA") against the SSP Parties related to any product or service the CONTROL BREAK Parties sold to the FAA through the SSP Parties.

                   (b) RELEASE BY CONTROL BREAK. Except for the obligations imposed upon CONTROL BREAK pursuant to the terms of this Agreement, and for the rights reserved by CONTROL BREAK by this Agreement, the CONTROL BREAK Parties, for themselves and for their predecessors, successors, assigns, affiliates, representatives, agents, principals, employees, parent corporations or entities, subsidiary corporations or entities, attorneys, accountants, shareholders, directors, officers and each of them, do hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge the SSP Parties, and their predecessors, successors, assigns, affiliates, representatives, agents, principals, employees, parent corporations or entities, subsidiary corporations or entities (including but not limited to Pulsar Data Systems, Inc. ), attorneys, accountants, shareholders, directors and officers (including but not limited to Marvin Winkler, Kris Shah, Richard M. Depew, and Thomas Schiff), and each of them, of and from such manner of actions, causes of action, suits, debts, deficiencies, liabilities, demands, claims, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings, security interests and liens of every kind or nature whatsoever, whether known or unknown, suspected or unsuspected, which relate to, or arise out of any matter, fact or transaction which arose prior to the date of this Agreement, including, without limitation, any claims arising out of or related to the Action.

         5. SCOPE OF RELEASES; ACCORD AND SATISFACTION. The Parties acknowledge the fact that it is the intention of each Party hereto that, upon the execution of this Agreement, this Agreement shall be effective as a full and final accord and satisfaction and settlement of and as a bar to each such manner of action, cause of action, suit, debt, deficiency, liability, demand, claim, obligation, cost, expense, sum of money, controversy, damage, account, reckoning,

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security interest and lien of every kind or nature whatsoever, heretofore referred to and released, which any of the SSP Parties, on one hand, and any of the CONTROL BREAK Parties, on the other hand, has had, has, or may have against each other within the scope of the released matters, including but not limited to the Promissory Notes. In connection with such waiver and relinquishment, each Party acknowledges that it is aware that it or its attorneys may hereafter discover facts different from or in addition to the facts which it or its attorneys now know or believe to be true with respect to the subject matters of this Agreement, but that it is its intention hereby to fully, finally, absolutely and forever settle any and all claims which do now exist, may exist or heretofore have existed among the SSP Parties, on one hand, and the CONTROL BREAK Parties, on the other hand, in accordance with the terms of this Agreement and that, in furtherance of such intention, the releases herein given shall be and shall remain in effect for all time as full and complete general releases notwithstanding the discovery of any such different or additional facts.

         6. NO RESCISSION OF RELEASES. As a part of the foregoing releases, each Party acknowledges that it understands and accepts the risk that the facts with respect to which this Agreement is entered into may be different from the facts now known or believed by it to be true. The releases provided by this Agreement shall remain in all respects effective and shall not be subject to termination or rescission by virtue of any such differences in fact.

         7. COVENANTS NOT TO SUE.

                   (a) The Parties hereby covenant and agree not to commence against each other any action or proceeding of any nature whatsoever with respect to any of the claims hereby released. The Parties hereby further covenant and agree not to join in or to participate in any action or proceeding based upon, arising out of or relating to the claims hereby released, unless such participation is compelled by order of a court of competent jurisdiction.

                   (b) The Parties hereby covenant and agree not to take any acts inconsistent with the intent and purposes of the releases provided by this Agreement.

         8. NO ASSIGNMENT OF RELEASED CLAIMS. Each Party represents and warrants to the other Party that it has not assigned or transferred, and will not assign or transfer, to any person or entity any of the claims hereby released.

         9. NO ADMISSION OF WRONGDOING. Each Party acknowledges and agrees that this Agreement contemplates and provides for the resolution of disputed claims, and that no Party makes any admission of fact or of any wrongdoing. By this Agreement, no Party admits any liability to the other Party, except as set forth expressly to the contrary herein.

         10. MISCELLANEOUS.

                   (a) Independent Advice. Each Party acknowledges that it has consulted with and has relied upon its own legal counsel as it deemed necessary in connection with the negotiation, execution and delivery of this Agreement.

                   (b) Successors and Assigns. This Agreement shall obligate, be binding upon, extend to, and inure to the benefit of each of the successors, assigns, grantees, and transferees of

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each of the Parties, who may assume any and all of the above-described capacities subsequent to the execution of this Agreement.

                   (c) Severability. Should one or more provisions of this Agreement be determined to be illegal or unenforceable, those provisions shall be interpreted as severable and severed from this Agreement and all other provisions contained in this Agreement shall remain in full force and effect, provided that the agreement which remains carries out the intent of the original Agreement.

                   (d) Attorneys' Fees. In the event that a Party files an action or proceeding to enforce or interpret or for breach of this Agreement, the prevailing Party in that action or proceeding shall be entitled to recover its costs and reasonable attorneys' fees.

                   (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and, when so executed and delivered, shall be binding and enforceable.

                   (f) Further Assurances. Each Party agrees to and shall cooperate fully with the other Party in the performance of this Agreement, and shall execute such additional agreements, documents or instruments as may reasonably be required to carry out the intent of the Parties with respect to this Agreement.

                   (g) Entire Agreement; Terms Read and Understood. This Agreement constitutes the complete, final and exclusive embodiment of the Parties' agreement with respect to the subject matters hereof, and supersedes all prior and contemporaneous oral and written agreements, correspondence and discussions between the Parties with respect to the subject matter hereof. The terms of this Agreement are contractual and not mere recitals. Each Party certifies that it has read all of the foregoing Agreement, and fully understands all of the terms hereof. Each Party acknowledges and represents that it enters into this Agreement of its own will and not due to any pressure or duress from the other Party. This Agreement is executed without reliance upon any promise, commitment or representation by a Party other than those expressly contained in this Agreement. Except as expressly provided in paragraph 10(c), each Party agrees that each provision of this Agreement is interdependent with, and made in consideration of, each other provision hereof. This Agreement shall not be amended or modified except by an instrument in writing signed by all Parties.

                   (h) Captions. Any captions to the paragraphs of this Agreement are solely for the convenience of the Parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provisions thereof.

                   (i) Interpretation. Wherever in this Agreement the context so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

                   (j) Representative Capacity. Each person whose signature is affixed to this Agreement in a representative capacity represents and warrants that he/she is fully authorized to

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execute this Agreement on behalf of, and to bind, the Party on whose behalf his/her signature is affixed.

                   (k) No Known Claims by the FAA. The SSP Parties represent and warrant, without any duty to investigate, that as of the date of this Agreement, they are not aware of any claim that the FAA asserts against the SSP Parties related to any product or service the CONTROL BREAK parties sold to the FAA through the SSP Parties.

         11. Expenses. Except as otherwise provided expressly to the contrary in this Agreement, each Party shall bear all of the fees and expenses (including, without limitation, legal fees and litigation costs) incurred by it arising out of or relating to the Action and the negotiation and execution of this Agreement

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates set forth below.

Dated: September 17, 2003                  SSP SOLUTIONS, INC., a Delaware
                                             Corporation

                                           By: /s/ THOMAS E. SCHIFF
                                               ---------------------------------
                                           Its: CFO

Dated: September 17, 2003                  CONTROL BREAK INTERNATIONAL. INC.,
                                             a Florida corporation
                                           By: /s/ DON INNIS
                                               ---------------------------------
                                           Its: President

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APPROVED AS TO FORM:

Dated: September 17, 2003                  RUTAN & TUCKER, LLP
                                           Michael T. Hornak

                                       By: /s/ MICHAEL T. HORNAK
                                           -------------------------------------
                                           Michael T. Hornak
                                           Attorneys for SSP SOLUTIONS, INC., a
                                           Delaware Corporation

Dated: September 17, 2003              JOSEPH B. STEWART, P.A.

                                       By: /s/ JOSEPH B. STEWART, P.A.
                                           -------------------------------------
                                           Joseph B. Stewart, P.A.
                                           Attorney for CONTROL BREAK
                                           INTERNATIONAL, INC., a Florida
                                           corporation

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